EXHIBIT 10.18

                                      LEASE

                             ARTICLE 1. LEASE TERMS

   1.1 LANDLORD AND TENANT. This Lease ("Lease") is entered into this 14th day of October, 1996 by and between RICHARD A. BURKE, a single person ("Landlord") and STRATASYS INCORPORATED ("Tenant").

   1.2 PREMISES. Landlord hereby rents, leases, lets and demises to Tenant the following described property ("Premises") as illustrated on the site plan attached hereto as Exhibit A: approximately 48,600 square feet of warehouse space and 10,800 square feet of office space (59,400 total square feet) in the former Roth Company headquarters located at 7640 Commerce Way, Eden Prairie, Minnesota and consists of approximately 59,400 square feet ("Building"). A description of improvements to be constructed by Landlord ("Landlord's Work") is attached hereto as Exhibit B, all of which (with the exception of painting the exterior with elastomer paint) Landlord agrees to use his best efforts to complete prior to the Commencement Date.

  1.3 LEASE TERM. The term of this Lease shall commence on December 15, 1996 ('Commencement Date") and shall terminate thirty-six (36) months thereafter on December 14, 1999, unless sooner terminated as hereinafter provided. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such holdover an amount equal to one and one-half (1.5) times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease, together with all additional rent as provided in this Lease. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease.

  1.4    BASE RENT. Base Rent is:

         Months      Monthly Base Rent      Annual Base Rent
          1-36           $21,037.50           $252,450.00

  1.5    PERMITTED USE. Office, manufacturing and warehousing.

  1.6    SECURITY DEPOSIT. $21,037.50.

  1.7    PRO RATA SHARE 100%.

  1.8    ADDRESSES.

           Landlord's Address:                 Tenant's Address:

           Richard A. Burke                    Donald Moffatt
           President                           Chief Operating Officer
           c/o Intrepid Corporation            Stratasys Incorporated
           N14 W23 833 Stone Ridge Drive       14950 Martin Drive
           Waukesha, WI 53188                  Eden Prairie, MN 55344-2020
           (414) 523-3000                     (612) 937-3000



            ARTICLE 2. RENT, OPERATING EXPENSES AND SECURITY DEPOSIT,
                    LATE CHARGES AND REPAYMENT OF FREE RENT

  2.1 BASE RENT. Tenant agrees to pay monthly as Base Rent during the term of this Lease the sum of money set forth in Section 1.4 of this Lease, which amount shall be payable to Landlord at the address shown above. One monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be pro rated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease. Notwithstanding anything in this Lease to the contrary, if Landlord, for any reason whatsoever (other than Tenant's default), cannot deliver possession of the Premises to the Tenant on the Commencement Date with all of Landlord's Work (except elastomer painting) completed, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, but the Commencement Date and the expiration of the Lease term shall be extended by the time of any such delay and all rent shall be abated until Landlord delivers possession. Elastomer painting shall be completed by Landlord on or before June 15, 1997.

  2.2 OPERATING EXPENSES. Tenant will, during the term of this lease or extension thereof, manage the property in a professional and responsible manner. All operating expenses will be paid directly by Tenant to the respective service providers in a timely fashion. If Tenant shall fail to keep and preserve the Premises in satisfactory condition, the Landlord may repair and at its option, put or cause the same to be put into condition and state of repair necessary, and in such case the Tenant, on demand, shall pay the costs thereof.

  2.3 DEFINITION OF OPERATING EXPENSES. The term "operating expenses" includes all expenses incurred by Tenant with respect to the maintenance and operation of the Building, including, but not limited to, the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other common Building utility charges; equipment used for maintenance and operation of the Building; operational expenses; exterior window washing and janitorial services; trash and snow removal; landscaping and pest control; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building including parking and common areas; and improvements made to the Building which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; provided, however, that if, in the opinion of a licensed service provider retained by landlord any currently existing HVAC units on the Premises need to be replaced, then Tenant shall pay $2,500.00 replacement cost for each HVAC unit replaced, and Landlord shall pay the balance.

  2.4 UTILITIES. It is further agreed that Tenant will pay for all charges for water, electricity, light, heat, gas, power, sewer, steam or other utilities furnished to said Premises during the term of this lease.

  2.5

  2.6 SECURITY DEPOSIT. The security deposit set forth in Section 1.6 shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default by Tenant. Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant's covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Landlord to Tenant upon termination of this Lease. If any portion of the security deposit is so used or applied, Tenant shall upon ten (10) days written notice from Landlord, deposit with Landlord by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

  2.7 LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within five (5) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

  2.8 INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

                        ARTICLE 3. TAXES AND ASSESSMENTS

  3.1 The Tenant covenants and agrees to pay as additional rent, before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, all real estate taxes, special assessments (as they become certified to, and payable as, real estate taxes), water rates and charges, and other governmental charges, general and special, ordinary and extra-ordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, including but not limited to assessments for public improvements or benefits, which shall during the term hereby demised be laid, assessed, levied or imposed upon or become due and payable and a lien upon the demised premises or any part thereof.

  3.2 For the purpose of petitioning for the adjustment or abatement of or the amount of any real estate tax or special assessment or contesting the validity of or the amount of any real estate tax or special assessment, the Tenant shall be deemed, during the term of this Lease, to be the owner of the demised premises, and Landlord will cooperate with Tenant with respect to any proceedings involving such real estate tax or special assessments.

  3.3 Tenant covenants to furnish Landlord within thirty (30) days after the date upon which any such real estate tax or assessment expense is payable by the Tenant, as in this Article provided, official receipts of the appropriate taxing authority, or other proof satisfactory to Landlord, evidencing the payment thereof.

  3.4 Tenant shall have the right to contest the amount or validity of any real estate tax or assessment expense by appropriate legal proceedings but this shall not be deemed or construed in any way as relieving, modifying or extending the Tenant's covenant to pay any such expense at the time and in the manner in this Article provided. In the event that Tenant shall contest such expense, at the request of Landlord, Tenant shall deposit with Landlord a deposit of cash sufficient to pay the amount of such contested expense, together with all interest and penalties in connection therewith, and all charges that may or might be assessed against or be a charge on the Premises or any part thereof in said legal proceedings. Said deposit shall be held by Landlord without obligation of paying interest thereon pending a decision of such legal proceedings.

                          ARTICLE 4. OCCUPANCY AND USE

  4.1 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in Section 1.5. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall neither permit any waste on the Premises to be used in any way which would in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building.

  4.2 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises or Building which are visible from the exterior of the Premises, except those signs submitted to Landlord in writing. Landlord shall not unreasonably withhold its consent to any signs requested by Tenant, provided that the signs comply with municipal requirements.

  4.3 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises. Tenant will comply with the reasonable rules and regulations of the Building adopted by Landlord. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Premises. All rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

  4.4 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof.

  4.5 RIGHT OF ACCESS. Landlord or its authorized agents shall, with prior notice of at least 24 hours except for emergencies, have the right to enter the Premises during regular business hours except in emergency situations, to inspect the same, to show the Premises to prospective purchasers, Lessees, mortgagees, insurers or other interested parties, and to improve or repair the Premises or any other portion of the Building. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use o the Premises, and any other loss occasioned thereby. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor.


                     ARTICLE 5. UTILITIES AND ACTS OF OTHERS

  5.1 BUILDING SERVICES. Tenant shall pay when due, all charges for utilities furnished to or for the use or benefit of Tenant or the Premises during the Lease term. Tenant shall have no claim for rebate of rent on account of any interruption in service.

  5.2 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building.

                       ARTICLE 6. REPAIRS AND MAINTENANCE

  6.1 LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this Section. Landlord shall be responsible at its sole cost, for roof replacement and any repairs covered by warranty contract with roof installer, structural soundness of foundation, floors and the exterior walls, and the structural soundness of the Building in general. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease, except for damages, inconvenience or losses resulting from gross negligence or intentional misconduct of Landlord or its employees or agents.

  6.2 TENANT REPAIRS. Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include, but not be limited to the maintenance of the roof (except for any repairs covered by warranty contract with roof installers) parking and common areas, doors, corridors as well as the maintenance, repair and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, in accordance with this Lease, Landlord may make such repairs, and upon completion thereof, Tenant shall pay to Landlord all costs plus fifteen percent (15%) for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor. Tenant shall only be required to maintain existing dock door shelters so as to keep them in their current condition, normal wear and tear excepted.

  6.3 TENANT DAMAGES. Tenant shall not cause any damage to any portion of the Premises or Building or common areas, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted, subject to Sections 6.1 and 7.2 hereof. The cost and expense of repairs necessary to restore the condition of the Premises shall be borne by Tenant, subject to Sections 6.1 and 7.2 hereof.


                     ARTICLE 7. ALTERATIONS AND IMPROVEMENTS

7.1 LANDLORD IMPROVEMENTS. At its sole cost, Landlord will complete the construction of the improvements to the Premises described on Exhibit B in accordance with plans and specifications attached hereto as Exhibit B or as otherwise agreed to by Landlord and Tenant, which plans and specifications are made a part of this Lease by reference. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Landlord and Tenant and shall constitute an amendment to this Lease.

7.2 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, except for those described on Exhibit C. , Tenant agrees to complete the Required Alterations described on Exhibit C hereto. Landlord hereby consents to the Required Alterations, and also to Optional Alterations, which may be made at Tenant's option. Tenant shall have full access to the Premises upon execution of this Lease to commence the Required Alterations, provided that Tenant shall cooperate with Landlord's roofing contract or in installing HVAC related improvements. Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; except that Tenant, at its option, may elect to remove equipment, furniture and any personal property installed or supplied by Tenant, so long as Tenant repairs any resulting damage to the Premises. Landlord may not require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the conditions existing at the time Tenant took possession, except for removal of (i) any back up generator installed by Tenant, and (ii) driveway connection with 14950 Martin Drive, both of which Landlord may require Tenant to remove at Tenant's cost, and restore to prior condition. Any moveable equipment or furniture owned by Tenant may be removed by Tenant at the end of the term of this Lease.

  7.3 LIEN REMOVAL. During the term, Tenant shall remove, within thirty (30) days, all liens levied against the Land or Building arising out of work incurred by or at the request of the Tenant unless such liens are the subject of a bona fide contest as hereinafter provided. The Tenant shall, at the Tenant's sole cost and expense, keep all buildings erected upon the demised premises and the fixtures therein, insured for the benefit of the Landlord, as the named insured, in an amount equivalent to the full replacement value thereof (excluding foundation and excavation costs), (a) against loss or damage by fire and (b) against such other risk, of a similar or dissimilar nature, as are or shall be customarily covered with respect to buildings in construction, general location, use and occupancy to the building then on the demises premises, including but without limiting the generality of the foregoing, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles and smoke damage. These insurance provisions shall in no way limit or modify any of the obligations of the Tenant under any provisions of this Lease.

  7.4 CONTESTED LIENS. Tenant shall not be required to pay, discharge or remove any mechanic's liens, or other imposition or charges against the Building, or any part thereof, or the improvements at any time situated thereon, so long as Tenant shall in good faith contest the same or the validity thereof by appropriate proceedings which shall operate to prevent the collection of the lien or imposition so contested, or the forfeiture and/or sale of the Premises to satisfy the same. Pending any such legal proceedings, Landlord shall not have the right to pay, remove, or discharge the lien or imposition thereby contested, provided Tenant shall, prior to the date such lien or imposition is due and payable, have given such reasonable security as may be required by Landlord to insure such payments and prevent any sale or forfeiture of the Premises by reason of such non-payment, not to exceed one hundred twenty-five percent (I 25 %) of the amount of such lien, including any penalties and interest charges thereon imposed by law. Nothing in this Lease shall be construed as a consent by Landlord that would subject Landlord's estate in the Building to any lien or liability under the mechanic's lien laws of the State of Minnesota.

  7.5 LANDLORD REIMBURSEMENT. Upon substantial completion by Tenant of substantially all interior Required Alterations, as described on the attached Exhibit C, Landlord shall pay $45,000.00 to Tenant, as evidenced by an invoice and mechanic's lien waiver supplied to Landlord by Tenant.

                        ARTICLE 8. CASUALTY AND INSURANCE

  8.1 SUBSTANTIAL DESTRUCTION. If all or a substantial portion (more than 50% of the floor area) of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after the date of written notification by Tenant to Landlord of the destruction, or if insurance proceeds are not made available to Landlord (through no fault of Landlord), this Lease shall terminate within sixty (60) days following the occurrence, and the rent shall be abated for the unexpired portion of the Lease effective as of the date of the casualty.

  8.2 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, and insurance proceeds are available to Landlord for restoration, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option to terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist, or pursue an action for specific performance (but not damages) against Landlord.

  8.3 PROPERTY INSURANCE. Tenant shall during the term hereof, keep in full force and effect at its expense a policy of all risk casualty insurance for the full insurable value of the Building, naming Landlord as loss payee and an additional insured. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, Tenant shall maintain property insurance on its personal property and shall also maintain plate glass insurance. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.

  8.4 WAIVER OF SUBROGATION. Anything in this Lease to the contrary withstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or other insurable casualty, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section.

  8.5 PUBLIC LIABILITY INSURANCE. Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, such approval not to be withheld unreasonably, in which both Tenant and Landlord shall be covered by being named as insured parties under reasonable limits of liability not less than $1,000,000, combined single limit coverage for injury or death. Such policy or policies shall provide that thirty (30) days' written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.

                             ARTICLE 9. CONDEMNATION

  9.1 SUBSTANTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

  9.2 PARTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in
         Section 9.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

                       ARTICLE 10. ASSIGNMENT OR SUBLEASE

10.1 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building, provided that Landlord also transfers to its assignee the security deposit and any other unearned funds or property of Tenant. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

10.2 TENANT ASSIGNMENT. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, and in no event shall said such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. Notwithstanding anything in this Lease to the contrary, in the event of any assignment or sublease, any option or right of first refusal granted to Tenant shall not be assignable by Tenant to any assignee or sublessee. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.

10.3 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least seven
         (7) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within three (3) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed subleases or assignee, Landlord shall notify Tenant in writing whether it consents to the assignment or sublease. Refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, with any sums collected to be applied to the rent then or next due hereunder. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

10.4 RIGHTS OF MORTGAGE. Tenant accepts this Lease subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the 'Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Notwithstanding the foregoing, Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder, and Landlord shall obtain from any existing mortgage holder, prior to the Commencement Date, an appropriate subordination and non-disturbance agreement.

10.5 TENANT'S STATEMENT. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim or offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord, a current financial statement of Tenant, certified as true and correct by Tenant.

                        ARTICLE 11. DEFAULT AND REMEDIES

11.1 DEFAULT BY TENANT. The following shall be deemed to be events of default ("Default") by Tenant under this Lease: (1) Tenant shall fail to pay within five days of when due any installment of rent or any other payment required pursuant to this Lease; (2) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the Tenant fails to commence to cure such failure within ten (10) days after written notice to Tenant or shall fail to thereafter diligently complete such cure; or (3) Tenant shall file a petition or if an involuntary petition is filed against Tenant, or becomes insolvent, under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors.

           In the event that an order for relief is entered in any case under Title 11, U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A) Tenant as debtor-in-possession, or any trustee who may be appointed in the case (the 'Trustee') seeks to assume the Lease, then Tenant, or Trustee if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant's future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent (25%) of the rental and other charges due for the balance of the Lease term of six (6) months's rent ("Security"), to be held (without any allowance or interest thereon) to secure Tenant's obligation under the Lease, and (B) Tenant, or Trustee if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord a sum equal to the Security to be held (without any allowance or interest thereon) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire," "bankruptcy, 1. "going out of business" or auction sale in or from the Premises.

11.2 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of a Default as defined above, Landlord may elect, with ten (10) days prior written notice to Tenant, either (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant's bankruptcy estate, or (ii) to terminate Tenant's right to possession only without canceling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially Landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving ten (10) days' written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

           In the event of election under (ii) to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated term. Upon such re-entry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such re-entry shall be conducted in the following manner: without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises; and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord shall use reasonable efforts to relet the Premises, or any part thereof, to any one other than the Tenant, for such time and upon such terms as are commercially reasonable. Landlord may make alterations and repairs to the Premises to the extent deemed by Landlord reasonably necessary or desirable.

                    Upon such re-entry, Tenant shall be liable to Landlord as follows:

                    A. For reasonable attorneys' fees incurred by Landlord in connection with exercising any remedy hereunder;

                    B. For the unpaid installments of base rent, additional rent or other unpaid sums which were due prior to such re-entry, including interest and late payment fees, which sums shall be payable immediately;

                    C. For the installments of base rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after re-entry during which the Premises remain vacant, including late payment charges and interest, which sums shall be payable as they become due hereunder;

                    D. For all reasonable expenses incurred in releasing the Premises, including leasing commissions, attorneys, fees, and costs of reasonable alteration or repairs, which shall be payable by Tenant as they are incurred by Landlord; and

                    E. While- the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

         Notwithstanding Landlord's election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter be payable pursuant to the foregoing, but not in diminution of the amounts payable as provided above before termination), as damages for loss of bargain and not as a penalty, an aggregate sum equal to the amount by which the rental value of the portion of the term unexpired at the time of such election is less than an amount equal to the unpaid base rent, which deficiency, discounted at an annual percentage rate of 10% (to reflect the time value of money), shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the term had not expired. If Landlord, after such re-entry, leases the Premises in accordance with this Lease, then the rent payable under such new Lease shall be conclusive evidence of the rental value of the unexpired portion of the term of this Lease.

         If this Lease shall be terminated by reason of bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

11.3 LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT. If either party shall be in default under this Lease, the non-defaulting party may cure the default at any time for the account and at the expense of the defaulting party, if the defaulting party fails to cure, or commence to cure, such default within ten (10) days of written notice thereof from the defaulting party. The defaulting party shall reimburse the non-defaulting party upon demand for any amount expended by the non-defaulting party in connection with the cure, including, without limitation, attorneys' fees and interest.

11.4     INTEREST, ATTORNEY'S FEES AND LATE CHARGE. In the event of a Default by
         Tenant: (1) if a monetary Default, interest shall accrue on any sum due and unpaid at the rate of the lesser of ten percent (10 %) per annum or the highest rate permitted by law and, if Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment or any other payment due from Tenant to Landlord is not received by Landlord on or before the fifth (5th) day of the month for which the rent is due, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

11.5     ADDITIONAL REMEDIES, WAIVERS, ETC.

                    A. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any time, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

                    B. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

                    C. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiesce to, a Default.

                    D. No waiver of Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

                    E. No action or inaction by Landlord shall constitute a waiver of Default.

                    F. No waiver of a Default shall be effective unless it is in writing and signed by Landlord.


                           ARTICLE 12. RENEWAL OPTION

12.11 RENEWAL OPTION. Tenant shall have the option to renew this Lease for an additional term of two (2) years from December 1, 1999 through November 30, 2001 ("Renewal Term"), by giving written notice to Landlord of the exercise of such option by June 1, 1999. The Renewal Term, if exercised, shall be upon the same terms and conditions as contained herein, except for Basic Rent. The base rental rate will be as follows:

         Months              Monthly Base Rent           Annual Base Rent
          1-24                  $21,780.00                  $261,360.00


               ARTICLE 13. AMENDMENT AND LIMITATION OF WARRANTIES

13.1 ENTIRE AGREEMENT. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease, with the specific references to written extrinsic documents, is the entire agreement of the parties: that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or to the expressly mentioned written extrinsic documents not incorporated in writing in this Lease.

13.2 AMENDMENT. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

13.3 LIMITATION OF WARRANTIES. Landlord and Tenant expressly agree that there are and shall be no implied warranties or merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease.


                            ARTICLE 14. MISCELLANEOUS

14.1 SUCCESSORS ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

14.2 USE OR RENT TAX. If applicable in the jurisdiction where the Premises are issued, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, except to the extent in lieu of or supplemental to income taxes. If any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

14.3 ACT OF GOD. Neither party shall not be required to perform any covenant of obligation in this Lease, or be liable in damages to the other party, so long as the performance or nonperformance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by the other party.

14.4 HEADINGS. The section headings appearing in this Lease are inserted only a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

14.5 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.8. All payments required to be made by Landlord to Tenant shall be payable at the address set forth in Section 1.8, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.8.

14.6 TENANT'S AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.

14.7 HAZARDOUS SUBSTANCES. Tenant shall not bring or store or handle on the Premises or Building any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous material, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials") in violation of applicable law. Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney fees and court costs) caused by or arising out of
         (i) a violation of the foregoing prohibition or (ii) the presence of any Hazardous Materials released by Tenant on, under, or about the Premises or the Building during the term of the Lease. Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph or upon learning of the presence of any release by Tenant of any Hazardous Materials, or upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Building. The obligations of Tenant and Landlord hereunder shall survive the expiration of earlier termination, for any reason, of this Lease. Landlord shall indemnify and hold Tenant harmless from any cost, expense, claim or liability charged or claimed against Tenant related to the presence of any Hazardous Materials first released or brought upon the Premises prior to the Commencement Date.

14.8 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.9 BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease, other than fees due to CB Commercial and Koll which are the responsibility of Landlord. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

14.10 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.


                            ARTICLE 15: ROTH SUBLEASE

15.1 ROTH SUBLEASE. Tenant's obligations under this Lease are contingent upon the execution and performance by Roth Corporation of a Sublease in accordance with the Sublease attached hereto as Exhibit D-1.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective the day and year first above written.

LANDLORD:                                      TENANT:
By:      /s/ R. A. Burke              By:      /s/ Donald W. Moffatt
Its:     Owner                                 Its:     Chief Operating Officer
Date:    11/18/96                     Date:    11/14/96



CONSULT YOUR ATTORNEY: This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker as to the legal sufficiency, legal effect, or tax consequence of this document or the transaction to which it relates. These are questions for your attorney and financial advisors.



                                    EXHIBIT A

                                    Site Plan


                  (Exhibit A is a diagram of the building site)
                               [DIAGRAM OMITTED]

                                    EXHIBIT B



LANDLORD IMPROVEMENTS:

Landlord, at its sole expense, without recapture, will:

     *    Pave and stripe the parking lots pursuant to the attached Exhibit B-1.

     * Caulk and seal the exterior walls and paint exterior with an elastomer paint TO create a seat to prevent moisture.

     *    Landlord will replace the refrigerator in the model kitchen area.

     * Landlord will have the roof replaced, as described on the attached Exhibit B-2.

     *    Make the following repairs:

          (a) Change the locking mechanism in the upper and lower entrances to the office space to prevent people from becoming locked in the vestibule.

          (b)  Seal leak in the lower level windows in the lunch room area.

          (c) On the westerly corner of the north wall, there is a protruding pipe which shall be sealed to the block to prevent moisture penetration.

          (d) Replace/repair the glass and bulbs in the light standards in the upper parking lot.

          (e) The crack between the walkway and the front door to the second level office shall be filled with cement or rubber.

     * Remove existing signage and repair resulting damage. Landlord reserves the right to maintain directional signage to the Roth Company's space, which is satisfactory to Tenant, who shall not withhold its consent to such directional signage unreasonably.

     * Landlord will have all existing HVAC equipment inspected (with Tenant to accompany inspector) and maintained to ensure that all HVAC equipment is in good operating condition as of the Lease commencement.


                                   EXHIBIT B-1


                      (paving contract WITH specifications)



             (Exhibit B-1 is a quotation from The Ryan Company, General Contractors for $49,470 for parking lot repair at 7640 Commerce Way, Eden Prairie, MN and a diagram of the parking areas.)



                                   EXHIBIT B-2


                 (Roof Replacement Contract with Specifications)


             (Exhibit B-2 is a quotation from Rayco Construction, Inc. for $248,283.00 of roof repair at 7640 Commerce Way, Eden Prairie, MN and a diagram of the roof.)



                                    EXHIBIT C
                      TENANTS ALTERATIONS AND IMPROVEMENTS:

Tenant plans on making the Required Alterations before occupying the Building for use in early 1997. Optional Alterations will be made at the sole option of Tenant and, if undertaken, will be completed later in the lease term. All items, both Required and Optional, are hereby approved by Landlord, according to
Article 7.2.

                              REQUIRED ALTERATIONS

1. DOOR: Add 3' employee entrance door on north wall between posts A7 & A8. Widening of existing paving for roll up door will be necessary near the door.

2. SIDEWALK: Run sidewalk from the north parking lot to employee entrance door on north wall near post A4. An air lock vestibule will be constructed inside that entrance door.

3. Build interior demising walls along the C column line, along post 4 line from post A4 (north wall) to post 4C, and along post line 2 from C2 to the shipping/receiving office northeast corner; paint interior surface of exterior walls.

4. CEILING: Install drop ceiling to 12' clear height and drop sprinklers per appropriate codes; or, in the alternative, install ceiling insulation and new lighting, leaving ceilings at present height.

5. AIR COMPRESSOR: Enclose air compressor in northwest corner of bay A. Run distribution lines as necessary.

6. PHONE DATA LINES: Run fiber optics and phone lines to building from 14950 Martin Drive.

7. DRIVEWAY. Construct 24' driveway connection from southwest comer of property to northwest comer of 14950 Martin Drive.

8. HVAC: Install roof top units in Bays A & B, install roof penetrations for possible future HVAC.

9. WALL CHANGES: Demolish walls in mezzanine area and construct five offices. Demolish customer counter and walls nearby and leave open for testing machines, office cubicles.

10. SECURITY: Update existing Honeywell system or install new including badges. Rekey doors.

11. OUTSIDE LIGHTING: Replace existing flood lights with higher output lighting.

12. SIGNAGE: Install directional signs and dock identification numbers, and informational and tenant identification signs.

13.  FLOORS: Clean, reseal as necessary, in warehouse areas.

14.  STAIRWAY: Install interior stairway with exterior exit in office area.

15.  BATHROOMS: Install handicap style bathroom(s) near warehouse area.

16.  LANDSCAPING: As needed, to commercially reasonable standards.

17. EXTERIOR DOORS: Install firewall for one drive in door, replace other drive in door with three man doors.


                              OPTIONAL ALTERATIONS

1.   PARKING: Expand parking lot north of building.

2. WALKWAY: Enclosed or covered walkway between Commerce Way and Martin Drive buildings.

3. WALL CHANGES: Remove demising wall from post C4 to post C7. Install demising wall from shipping/receiving office to existing wall near column G2.

4.   HVAC: Install roof top units for Bays C, D, E & F.

5.   AIR COMPRESSOR: Install additional air compressor in bay D.

6.   GENERATOR: Install backup generator outside Building.

7. DOCK PROTECTION: As needed for four northerly dock doors, similar to existing Formelt protection on two most southerly dock doors.



                                   EXHIBIT D-1

                           (Roth Corporation Sublease)

(Exhibit D-1 is a copy of the the sublease from CB Commercial Real Estate Group, Inc. for the 14,000 square feet sublet by Roth Corporation at 7460 Commerce Way, Eden Prairie, MN.)